Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 17, 2014

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2014.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2014 were $1.98, up 23% from $1.61 in the first quarter of 2014. GAAP-basis net income in the recent quarter totaled $284 million, compared with $229 million in the initial 2014 quarter. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the recent quarter was 1.27% and 9.79%, respectively, compared with 1.07% and 8.22%, respectively, in the first quarter of 2014.

The recent quarter’s results reflect two noteworthy, but largely offsetting, items. The resolution with tax authorities of previously uncertain tax positions required M&T to reduce its accrual for income taxes and increase net income by $8 million, while an increase to M&T’s litigation reserves of $12 million reduced net income by $7 million after applicable tax effect. Both accrual items were associated with pre-acquisition activities of M&T’s Wilmington Trust entities.

Diluted earnings per common share and net income in last year’s second quarter were $2.55 and $348 million, respectively. Those

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M&T BANK CORPORATION

results include after-tax gains from the sale of investment securities of $34 million and the effect of the reversal of an accrual for a contingent compensation obligation assumed in the May 2011 acquisition of Wilmington Trust that resulted in a reduction of expenses having an after-tax impact of $15 million. Those items increased diluted earnings per common share by $.38 in 2013’s second quarter.

Reflecting on the recent quarter’s performance, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Results for the second quarter reflected an improvement in revenue from the first quarter in the areas of mortgage banking, trust and deposit services. M&T’s credit quality measures were strong during the quarter. While operating expense levels continue to be elevated, significant progress has been made on several key initiatives related to BSA/AML activities, Compliance, Risk Management and Capital Planning.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

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M&T BANK CORPORATION

Diluted net operating earnings per common share were $2.02 in the recent quarter, compared with $1.66 and $2.65 in the initial quarter of 2014 and last year’s second quarter, respectively. Net operating income during the second quarter of 2014 was $290 million, compared with $235 million in the first quarter of 2014 and $361 million in the second quarter of 2013. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.35% and 14.92%, respectively, in the second quarter of 2014. The comparable returns were 1.15% and 12.76% in the first quarter of 2014 and 1.81% and 22.72% in the second quarter of 2013.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis aggregated $675 million in the second quarter of 2014, down slightly from $684 million in the year-earlier period. The effect of growth in average earning assets, predominantly due to a $5.7 billion rise in average investment securities, was offset by a 31 basis point narrowing of the net interest margin to 3.40% in the recent quarter from 3.71% in the second quarter of 2013. The significant increase in investment securities reflects M&T’s continued efforts to meet proposed regulatory liquidity requirements. Taxable-equivalent net interest income in the recent quarter was up 2% from $662 million in the first quarter of 2014. That improvement reflects a $3.3 billion increase in average earning assets, including a $1.7 billion or 18% rise in average investment securities resulting from continued purchases of mortgage-backed securities, partially offset by a 12 basis point decline in the net interest margin. The narrowing of the recent quarter’s net interest margin as compared with the second quarter of 2013 and the initial 2014 quarter reflects continuing downward pressure on loan yields, increased balances of investment securities and higher levels of deposits held at the Federal Reserve Bank of New York.

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M&T BANK CORPORATION

Provision for Credit Losses/Asset Quality. The provision for credit losses was $30 million in the second quarter of 2014, compared with $57 million and $32 million in the year-earlier quarter and the first quarter of 2014, respectively. Net charge-offs of loans were $29 million during the recent quarter, improved from $57 million in the second quarter of 2013 and $32 million in the first quarter of 2014. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .18% and .35% in the second quarters of 2014 and 2013, respectively, and .20% in the first quarter of 2014.

Loans classified as nonaccrual declined to $880 million, or 1.36% of total loans outstanding at June 30, 2014, compared with $965 million or 1.46% a year earlier and $891 million or 1.39% at March 31, 2014. Assets taken in foreclosure of defaulted loans were $60 million at June 30, 2014, improved from $82 million at June 30, 2013 and comparable to $59 million at March 31, 2014.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $918 million or 1.42% of loans outstanding at June 30, 2014, compared with $927 million or 1.41% of loans at June 30, 2013 and $917 million or 1.43% of loans at March 31, 2014.

Noninterest Income and Expense. Noninterest income aggregated $456 million in the second quarter of 2014, compared with $509 million in the year-earlier quarter and $420 million in the first quarter of 2014. Reflected in the second quarter of 2013 were net pre-tax gains of $56 million from the noted sales of investment securities. Excluding those gains, noninterest income in the second quarter of 2014 was up from $452 million in the year-

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M&T BANK CORPORATION

earlier quarter and was 9% higher than the $420 million in the initial quarter of 2014. Higher mortgage banking revenues and trust income in the recent quarter contributed to those improvements.

Noninterest expense in the second quarter of 2014 totaled $681 million, up from $599 million in the year-earlier quarter, but down from $702 million in the first quarter of 2014. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $672 million in the recent quarter, compared with $578 million in the second quarter of 2013 and $692 million in 2014’s initial quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier period was predominantly the result of costs for professional services and salaries associated with BSA/AML activities, compliance, capital planning and stress testing, risk management, and other operational initiatives. As compared with the first quarter of 2014, the recent quarter’s lower level of operating expenses was due, in large part, to a decline in salaries and employee benefits, including stock-based compensation, which were seasonally higher in the initial 2014 period, partially offset by the noted increase in litigation reserves.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 59.4% in the second quarter of 2014, compared with 50.9% in the year-earlier quarter and 63.9% in the first quarter of 2014.

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Balance Sheet. M&T had total assets of $90.8 billion at June 30, 2014, up 9% from $83.2 billion a year earlier. Investment securities were $12.1 billion at June 30, 2014, up $6.9 billion or 133% from June 30, 2013. M&T has added investment securities during 2013 and 2014 through purchase and loan securitization transactions in order to enhance its liquidity position in response to proposed regulatory requirements. Loans and leases, net of unearned discount, totaled $64.7 billion at the recent quarter-end, compared with $66.0 billion at June 30, 2013. Total deposits rose 6% to $69.8 billion at June 30, 2014 from $65.7 billion a year earlier.

Total shareholders’ equity rose 14% to $12.2 billion at June 30, 2014 from $10.7 billion a year earlier, representing 13.40% and 12.88%, respectively, of total assets. Common shareholders’ equity was $10.9 billion, or $82.86 per share, at June 30, 2014, up from $9.8 billion, or $75.98 per share, at June 30, 2013. Tangible equity per common share rose 16% to $55.89 at the recent quarter-end from $48.26 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $81.05 and $53.92, respectively, at March 31, 2014. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, was 9.62% at June 30, 2014, compared with 8.55% and 9.45% at June 30, 2013 and March 31, 2014, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the capital rules approved in July 2013 on a fully phased-in basis was approximately 9.35% as of June 30, 2014.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results

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M&T BANK CORPORATION

today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 66984191. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Sunday, July 20, 2014 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID# 66984191. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit

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M&T BANK CORPORATION

losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political

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conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended June 30			Six months ended June 30
Amounts in thousands, except per share	2014	2013	Change	2014	2013	Change
Performance
Net income	$284,336	348,466	-18%	$513,353	622,579	-18%
Net income available to common shareholders	260,695	328,557	-21	472,429	583,633	-19
Per common share:
Basic earnings	$1.99	2.56	-22%	$3.62	4.56	-21%
Diluted earnings	1.98	2.55	-22	3.59	4.53	-21
Cash dividends	$.70	.70	—	$1.40	1.40	—
Common shares outstanding:
Average - diluted (1)	131,828	129,017	2%	131,479	128,828	2%
Period end (2)	131,953	129,464	2	131,953	129,464	2
Return on (annualized):
Average total assets	1.27%	1.68%		1.17%	1.52%
Average common shareholders’ equity	9.79%	13.78%		9.02%	12.47%
Taxable-equivalent net interest income	$674,963	683,804	-1%	$1,337,341	1,346,304	-1%
Yield on average earning assets	3.73%	4.10%		3.80%	4.12%
Cost of interest-bearing liabilities	.51%	.62%		.53%	.63%
Net interest spread	3.22%	3.48%		3.27%	3.49%
Contribution of interest-free funds	.18%	.23%		.19%	.22%
Net interest margin	3.40%	3.71%		3.46%	3.71%
Net charge-offs to average total net loans (annualized)	.18%	.35%		.19%	.29%
Net operating results (3)
Net operating income	$289,974	360,734	-20%	$525,136	645,870	-19%
Diluted net operating earnings per common share	2.02	2.65	-24	3.68	4.71	-22
Return on (annualized):
Average tangible assets	1.35%	1.81%		1.25%	1.65%
Average tangible common equity	14.92%	22.72%		13.86%	20.76%
Efficiency ratio	59.39%	50.92%		61.62%	53.36%

	At June 30
	2014	2013	Change
Loan quality
Nonaccrual loans	$880,134	964,906	-9%
Real estate and other foreclosed assets	59,793	82,088	-27%

Total nonperforming assets	$939,927	1,046,994	-10%

Accruing loans past due 90 days or more (4)	$289,016	340,467	-15%
Government guaranteed loans included in totals above:
Nonaccrual loans	$81,817	69,508	18%
Accruing loans past due 90 days or more	275,846	315,281	-13%
Renegotiated loans	$270,223	263,351	3%
Acquired accruing loans past due 90 days or more (5)	$124,217	155,686	-20%
Purchased impaired loans (6):
Outstanding customer balance	$504,584	725,196	-30%
Carrying amount	282,517	394,697	-28%
Nonaccrual loans to total net loans	1.36%	1.46%
Allowance for credit losses to total loans	1.42%	1.41%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Performance
Net income	$284,336	229,017	221,422	294,479	348,466
Net income available to common shareholders	260,695	211,731	203,451	275,356	328,557
Per common share:
Basic earnings	$1.99	1.63	1.57	2.13	2.56
Diluted earnings	1.98	1.61	1.56	2.11	2.55
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average - diluted (1)	131,828	131,126	130,464	130,265	129,017
Period end (2)	131,953	131,431	130,564	130,241	129,464
Return on (annualized):
Average total assets	1.27%	1.07%	1.03%	1.39%	1.68%
Average common shareholders’ equity	9.79%	8.22%	7.99%	11.06%	13.78%
Taxable-equivalent net interest income	$674,963	662,378	672,683	679,213	683,804
Yield on average earning assets	3.73%	3.87%	3.92%	3.98%	4.10%
Cost of interest-bearing liabilities	.51%	.55%	.56%	.58%	.62%
Net interest spread	3.22%	3.32%	3.36%	3.40%	3.48%
Contribution of interest-free funds	.18%	.20%	.20%	.21%	.23%
Net interest margin	3.40%	3.52%	3.56%	3.61%	3.71%
Net charge-offs to average total net loans (annualized)	.18%	.20%	.26%	.29%	.35%
Net operating results (3)
Net operating income	$289,974	235,162	227,797	300,968	360,734
Diluted net operating earnings per common share	2.02	1.66	1.61	2.16	2.65
Return on (annualized):
Average tangible assets	1.35%	1.15%	1.11%	1.48%	1.81%
Average tangible common equity	14.92%	12.76%	12.67%	17.64%	22.72%
Efficiency ratio	59.39%	63.95%	65.48%	56.03%	50.92%

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Loan quality
Nonaccrual loans	$880,134	890,893	874,156	915,871	964,906
Real estate and other foreclosed assets	59,793	59,407	66,875	89,203	82,088

Total nonperforming assets	$939,927	950,300	941,031	1,005,074	1,046,994

Accruing loans past due 90 days or more (4)	$289,016	307,017	368,510	339,792	340,467
Government guaranteed loans included in totals above:
Nonaccrual loans	$81,817	75,959	63,647	68,519	69,508
Accruing loans past due 90 days or more	275,846	291,418	297,918	320,732	315,281
Renegotiated loans	$270,223	257,889	257,092	259,301	263,351
Acquired accruing loans past due 90 days or more (5)	$124,217	120,996	130,162	153,585	155,686
Purchased impaired loans (6):
Outstanding customer balance	$504,584	534,331	579,975	648,118	725,196
Carrying amount	282,517	303,388	330,792	357,337	394,697
Nonaccrual loans to total net loans	1.36%	1.39%	1.36%	1.44%	1.46%
Allowance for credit losses to total loans	1.42%	1.43%	1.43%	1.44%	1.41%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended June 30			Six months ended June 30
Dollars in thousands	2014	2013	Change	2014	2013	Change
Interest income	$734,290	750,207	-2%	$1,457,242	1,480,182	-2%
Interest expense	65,176	72,620	-10	131,695	146,545	-10

Net interest income	669,114	677,587	-1	1,325,547	1,333,637	-1
Provision for credit losses	30,000	57,000	-47	62,000	95,000	-35

Net interest income after provision for credit losses	639,114	620,587	3	1,263,547	1,238,637	2
Other income
Mortgage banking revenues	95,656	91,262	5	175,705	184,365	-5
Service charges on deposit accounts	107,368	111,717	-4	211,566	222,666	-5
Trust income	129,893	124,728	4	251,145	246,331	2
Brokerage services income	17,487	17,258	1	33,987	32,969	3
Trading account and foreign exchange gains	8,042	9,224	-13	14,489	18,151	-20
Gain on bank investment securities	—	56,457	—	—	56,457	—
Other-than-temporary impairment losses recognized in earnings	—	—	—	—	(9,800)	—
Equity in earnings of Bayview Lending Group LLC	(4,055)	(2,453)	—	(8,509)	(6,109)	—
Other revenues from operations	102,021	100,496	2	198,136	196,541	1

Total other income	456,412	508,689	-10	876,519	941,571	-7
Other expense
Salaries and employee benefits	339,713	323,136	5	711,039	679,687	5
Equipment and net occupancy	68,084	64,278	6	139,251	129,437	8
Printing, postage and supplies	9,180	10,298	-11	20,136	20,997	-4
Amortization of core deposit and other intangible assets	9,234	12,502	-26	19,296	25,845	-25
FDIC assessments	15,155	17,695	-14	30,643	37,133	-17
Other costs of operations	239,828	170,682	41	463,100	341,088	36

Total other expense	681,194	598,591	14	1,383,465	1,234,187	12
Income before income taxes	414,332	530,685	-22	756,601	946,021	-20
Applicable income taxes	129,996	182,219	-29	243,248	323,442	-25

Net income	$284,336	348,466	-18%	$513,353	622,579	-18%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income	$734,290	722,952	734,466	742,686	750,207
Interest expense	65,176	66,519	67,982	69,578	72,620

Net interest income	669,114	656,433	666,484	673,108	677,587
Provision for credit losses	30,000	32,000	42,000	48,000	57,000

Net interest income after provision for credit losses	639,114	624,433	624,484	625,108	620,587
Other income
Mortgage banking revenues	95,656	80,049	82,169	64,731	91,262
Service charges on deposit accounts	107,368	104,198	110,436	113,839	111,717
Trust income	129,893	121,252	125,876	123,801	124,728
Brokerage services income	17,487	16,500	15,807	16,871	17,258
Trading account and foreign exchange gains	8,042	6,447	13,690	8,987	9,224
Gain on bank investment securities	—	—	—	—	56,457
Equity in earnings of Bayview Lending Group LLC	(4,055)	(4,454)	(6,136)	(3,881)	(2,453)
Other revenues from operations	102,021	96,115	104,404	153,040	100,496

Total other income	456,412	420,107	446,246	477,388	508,689
Other expense
Salaries and employee benefits	339,713	371,326	336,159	339,332	323,136
Equipment and net occupancy	68,084	71,167	68,670	66,220	64,278
Printing, postage and supplies	9,180	10,956	8,808	9,752	10,298
Amortization of core deposit and other intangible assets	9,234	10,062	10,439	10,628	12,502
FDIC assessments	15,155	15,488	17,574	14,877	17,695
Other costs of operations	239,828	223,272	301,422	217,817	170,682

Total other expense	681,194	702,271	743,072	658,626	598,591
Income before income taxes	414,332	342,269	327,658	443,870	530,685
Applicable income taxes	129,996	113,252	106,236	149,391	182,219

Net income	$284,336	229,017	221,422	294,479	348,466

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2014	2013	Change
ASSETS
Cash and due from banks	$1,827,197	1,350,015	35%
Interest-bearing deposits at banks	3,032,530	2,555,354	19
Federal funds sold and agreements to resell securities	90,239	124,487	-28
Trading account assets	313,325	378,235	-17
Investment securities	12,120,195	5,210,526	133
Loans and leases:
Commercial, financial, etc.	19,105,892	18,021,812	6
Real estate - commercial	26,374,274	26,116,394	1
Real estate - consumer	8,656,766	10,399,749	-17
Consumer	10,610,761	11,433,911	-7

Total loans and leases, net of unearned discount	64,747,693	65,971,866	-2
Less: allowance for credit losses	917,666	927,065	-1

Net loans and leases	63,830,027	65,044,801	-2
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	49,555	89,918	-45
Other assets	6,047,309	4,951,044	22

Total assets	$90,835,002	83,229,005	9%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$26,088,763	24,074,815	8%
Interest-bearing deposits	43,502,602	41,302,212	5
Deposits at Cayman Islands office	237,890	284,443	-16

Total deposits	69,829,255	65,661,470	6
Short-term borrowings	161,631	307,740	-47
Accrued interest and other liabilities	1,283,430	1,421,067	-10
Long-term borrowings	7,391,931	5,122,398	44

Total liabilities	78,666,247	72,512,675	8
Shareholders’ equity:
Preferred	1,231,500	876,796	40
Common (1)	10,937,255	9,839,534	11

Total shareholders’ equity	12,168,755	10,716,330	14

Total liabilities and shareholders’ equity	$90,835,002	83,229,005	9%

(1)	Reflects accumulated other comprehensive income, net of applicable income tax effect, of $40.3 million at June 30, 2014 and accumulated other comprehensive loss, net of applicable income tax effect, of $227.8 million at June 30, 2013.

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ASSETS
Cash and due from banks	$1,827,197	1,671,052	1,573,361	1,941,944	1,350,015
Interest-bearing deposits at banks	3,032,530	3,299,185	1,651,138	1,925,811	2,555,354
Federal funds sold and agreements to resell securities	90,239	92,066	99,573	117,809	124,487
Trading account assets	313,325	314,807	376,131	371,370	378,235
Investment securities	12,120,195	10,364,249	8,796,497	8,309,773	5,210,526
Loans and leases:
Commercial, financial, etc.	19,105,892	18,896,070	18,705,216	17,911,149	18,021,812
Real estate - commercial	26,374,274	26,104,086	26,148,208	26,345,267	26,116,394
Real estate - consumer	8,656,766	8,774,095	8,928,221	9,228,003	10,399,749
Consumer	10,610,761	10,360,827	10,291,514	10,174,623	11,433,911

Total loans and leases, net of unearned discount	64,747,693	64,135,078	64,073,159	63,659,042	65,971,866
Less: allowance for credit losses	917,666	916,768	916,676	916,370	927,065

Net loans and leases	63,830,027	63,218,310	63,156,483	62,742,672	65,044,801
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	49,555	58,789	68,851	79,290	89,918
Other assets	6,047,309	5,987,277	5,915,732	5,414,191	4,951,044

Total assets	$90,835,002	88,530,360	85,162,391	84,427,485	83,229,005

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$26,088,763	25,244,200	24,661,007	24,150,771	24,074,815
Interest-bearing deposits	43,502,602	43,207,286	42,134,859	42,084,860	41,302,212
Deposits at Cayman Islands office	237,890	247,880	322,746	316,510	284,443

Total deposits	69,829,255	68,699,366	67,118,612	66,552,141	65,661,470
Short-term borrowings	161,631	230,209	260,455	246,019	307,740
Accrued interest and other liabilities	1,283,430	1,462,725	1,368,922	1,491,797	1,421,067
Long-term borrowings	7,391,931	6,251,197	5,108,870	5,121,326	5,122,398

Total liabilities	78,666,247	76,643,497	73,856,859	73,411,283	72,512,675
Shareholders’ equity:
Preferred	1,231,500	1,231,500	881,500	879,010	876,796
Common (1)	10,937,255	10,655,363	10,424,032	10,137,192	9,839,534

Total shareholders’ equity	12,168,755	11,886,863	11,305,532	11,016,202	10,716,330

Total liabilities and shareholders’ equity	$90,835,002	88,530,360	85,162,391	84,427,485	83,229,005

(1)	Reflects accumulated other comprehensive income, net of applicable income tax effect, of $40.3 million at June 30, 2014, and accumulated other comprehensive loss, net of applicable income tax effect, of $25.3 million at March 31, 2014, $64.2 million at December 31, 2013, $198.1 million at September 30, 2013 and $227.8 million at June 30, 2013.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance June 30, 2014 from		Six months ended June 30
	June 30, 2014		June 30, 2013		March 31, 2014
Dollars in millions							June 30,	March 31,	2014		2013		Change in balance
	Balance	Rate	Balance	Rate	Balance	Rate	2013	2014	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$4,080	.25%	2,403	.24%	3,089	.25%	70%	32%	$3,587	.25%	1,470	.24%	144%
Federal funds sold and agreements to resell securities	90	.07	199	.09	100	.07	-55	-9	95	.07	141	.10	-32
Trading account assets	84	1.25	86	1.43	71	2.68	-2	18	78	1.91	81	2.45	-4
Investment securities	10,959	3.19	5,293	3.34	9,265	3.34	107	18	10,117	3.26	5,546	3.33	82
Loans and leases, net of unearned discount
Commercial, financial, etc.	18,978	3.34	17,713	3.61	18,476	3.37	7	3	18,728	3.35	17,522	3.64	7
Real estate - commercial	26,140	4.22	26,051	4.72	26,143	4.40	—	—	26,141	4.31	25,983	4.57	1
Real estate - consumer	8,746	4.36	10,806	4.05	8,844	4.19	-19	-1	8,795	4.27	10,973	4.07	-20
Consumer	10,479	4.52	11,409	4.58	10,300	4.59	-8	2	10,390	4.56	11,438	4.62	-9

Total loans and leases, net	64,343	4.05	65,979	4.32	63,763	4.14	-2	1	64,054	4.09	65,916	4.28	-3

Total earning assets	79,556	3.73	73,960	4.10	76,288	3.87	8	4	77,931	3.80	73,154	4.12	7
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	53		95		64		-44	-15	59		102		-43
Other assets	6,739		5,772		6,788		17	-1	6,763		5,856		15

Total assets	$89,873		83,352		86,665		8%	4%	$88,278		82,637		7%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$1,026	.13	941	.14	988	.12	9%	4%	$1,007	.13	917	.14	10%
Savings deposits	39,478	.11	36,459	.15	38,358	.12	8	3	38,921	.12	35,930	.16	8
Time deposits	3,350	.46	4,210	.71	3,460	.46	-20	-3	3,404	.46	4,323	.73	-21
Deposits at Cayman Islands office	339	.21	326	.25	380	.22	4	-11	360	.22	591	.20	-39

Total interest-bearing deposits	44,193	.14	41,936	.21	43,186	.15	5	2	43,692	.15	41,761	.22	5

Short-term borrowings	220	.05	343	.11	264	.05	-36	-17	242	.05	489	.13	-51
Long-term borrowings	6,525	3.05	5,051	4.03	5,897	3.47	29	11	6,213	3.25	4,871	4.20	28

Total interest-bearing liabilities	50,938	.51	47,330	.62	49,347	.55	8	3	50,147	.53	47,121	.63	6
Noninterest-bearing deposits	25,466		23,744		24,141		7	5	24,807		23,352		6
Other liabilities	1,430		1,715		1,529		-17	-6	1,479		1,720		-14

Total liabilities	77,834		72,789		75,017		7	4	76,433		72,193		6
Shareholders’ equity	12,039		10,563		11,648		14	3	11,845		10,444		13

Total liabilities and shareholders’ equity	$89,873		83,352		86,665		8%	4%	$88,278		82,637		7%

Net interest spread		3.22		3.48		3.32				3.27		3.49
Contribution of interest-free funds		.18		.23		.20				.19		.22
Net interest margin		3.40%		3.71%		3.52%				3.46%		3.71%

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17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2014	2013	2014	2013
Income statement data
In thousands, except per share
Net income
Net income	$284,336	348,466	$513,353	622,579
Amortization of core deposit and other intangible assets (1)	5,638	7,632	11,783	15,780
Merger-related expenses (1)	—	4,636	—	7,511

Net operating income	$289,974	360,734	$525,136	645,870

Earnings per common share
Diluted earnings per common share	$1.98	2.55	$3.59	4.53
Amortization of core deposit and other intangible assets (1)	.04	.06	.09	.12
Merger-related expenses (1)	—	.04	—	.06

Diluted net operating earnings per common share	$2.02	2.65	$3.68	4.71

Other expense
Other expense	$681,194	598,591	$1,383,465	1,234,187
Amortization of core deposit and other intangible assets	(9,234)	(12,502)	(19,296)	(25,845)
Merger-related expenses	—	(7,632)	—	(12,364)

Noninterest operating expense	$671,960	578,457	$1,364,169	1,195,978

Merger-related expenses
Salaries and employee benefits	$—	300	$—	836
Equipment and net occupancy	—	489	—	690
Printing, postage and supplies	—	998	—	1,825
Other costs of operations	—	5,845	—	9,013

Total	$—	7,632	$—	12,364

Efficiency ratio
Noninterest operating expense (numerator)	$671,960	578,457	$1,364,169	1,195,978

Taxable-equivalent net interest income	674,963	683,804	1,337,341	1,346,304
Other income	456,412	508,689	876,519	941,571
Less: Gain on bank investment securities	—	56,457	—	56,457
Net OTTI losses recognized in earnings	—	—	—	(9,800)

Denominator	$1,131,375	1,136,036	$2,213,860	2,241,218

Efficiency ratio	59.39%	50.92%	61.62%	53.36%

Balance sheet data
In millions
Average assets
Average assets	$89,873	83,352	$88,278	82,637
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(53)	(95)	(59)	(102)
Deferred taxes	16	28	18	30

Average tangible assets	$86,311	79,760	$84,712	79,040

Average common equity
Average total equity	$12,039	10,563	$11,845	10,444
Preferred stock	(1,231)	(876)	(1,152)	(876)

Average common equity	10,808	9,687	10,693	9,568
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(53)	(95)	(59)	(102)
Deferred taxes	16	28	18	30

Average tangible common equity	$7,246	6,095	$7,127	5,971

At end of quarter
Total assets
Total assets	$90,835	83,229
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(49)	(90)
Deferred taxes	15	27

Total tangible assets	$87,276	79,641

Total common equity
Total equity	$12,169	10,716
Preferred stock	(1,232)	(877)
Undeclared dividends - cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	10,934	9,836
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(49)	(90)
Deferred taxes	15	27

Total tangible common equity	$7,375	6,248

(1)	After any related tax effect.

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18-18-18-18-18

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	Three months ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Income statement data
In thousands, except per share
Net income
Net income	$284,336	229,017	221,422	294,479	348,466
Amortization of core deposit and other intangible assets (1)	5,638	6,145	6,375	6,489	7,632
Merger-related expenses (1)	—	—	—	—	4,636

Net operating income	$289,974	235,162	227,797	300,968	360,734

Earnings per common share
Diluted earnings per common share	$1.98	1.61	1.56	2.11	2.55
Amortization of core deposit and other intangible assets (1)	.04	.05	.05	.05	.06
Merger-related expenses (1)	—	—	—	—	.04

Diluted net operating earnings per common share	$2.02	1.66	1.61	2.16	2.65

Other expense
Other expense	$681,194	702,271	743,072	658,626	598,591
Amortization of core deposit and other intangible assets	(9,234)	(10,062)	(10,439)	(10,628)	(12,502)
Merger-related expenses	—	—	—	—	(7,632)

Noninterest operating expense	$671,960	692,209	732,633	647,998	578,457

Merger-related expenses
Salaries and employee benefits	$—	—	—	—	300
Equipment and net occupancy	—	—	—	—	489
Printing, postage and supplies	—	—	—	—	998
Other costs of operations	—	—	—	—	5,845

Total	$—	—	—	—	7,632

Efficiency ratio
Noninterest operating expense (numerator)	$671,960	692,209	732,633	647,998	578,457

Taxable-equivalent net interest income	674,963	662,378	672,683	679,213	683,804
Other income	456,412	420,107	446,246	477,388	508,689
Less: Gain on bank investment securities	—	—	—	—	56,457
Net OTTI losses recognized in earnings	—	—	—	—	—

Denominator	$1,131,375	1,082,485	1,118,929	1,156,601	1,136,036

Efficiency ratio	59.39%	63.95%	65.48%	56.03%	50.92%

Balance sheet data
In millions
Average assets
Average assets	$89,873	86,665	85,330	84,011	83,352
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(53)	(64)	(74)	(84)	(95)
Deferred taxes	16	20	23	25	28

Average tangible assets	$86,311	83,096	81,754	80,427	79,760

Average common equity
Average total equity	$12,039	11,648	11,109	10,881	10,563
Preferred stock	(1,231)	(1,072)	(881)	(878)	(876)

Average common equity	10,808	10,576	10,228	10,003	9,687
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(53)	(64)	(74)	(84)	(95)
Deferred taxes	16	20	23	25	28

Average tangible common equity	$7,246	7,007	6,652	6,419	6,095

At end of quarter
Total assets
Total assets	$90,835	88,530	85,162	84,427	83,229
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(49)	(59)	(69)	(79)	(90)
Deferred taxes	15	19	21	24	27

Total tangible assets	$87,276	84,965	81,589	80,847	79,641

Total common equity
Total equity	$12,169	11,887	11,306	11,016	10,716
Preferred stock	(1,232)	(1,232)	(882)	(879)	(877)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(4)	(3)

Common equity, net of undeclared cumulative preferred dividends	10,934	10,652	10,421	10,133	9,836
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(49)	(59)	(69)	(79)	(90)
Deferred taxes	15	19	21	24	27

Total tangible common equity	$7,375	7,087	6,848	6,553	6,248

(1)	After any related tax effect.

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